QuickLinks -- Click here to rapidly navigate through this document

Exhibit T3B.2

NEW

ARTICLES OF ASSOCIATION

of

LUXFER HOLDINGS PLC

public limited company

(Articles adopted on [            ])

Interpretation

1.         Exclusion of Table A

    No regulations set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as the regulations or articles of the company.

2.         Definitions

2.1
In these articles unless the context otherwise requires:

"the Act"	means the Companies Act 1985 as amended;
"Acting in Concert"	means where a person would be deemed to be acting in concert with another person in the City Code;
"address"	in relation to electronic communications, includes any number or address used for the purposes of such communications;
"Affiliate"
means, with respect to any Person, any other Person that directly or indirectly, Controls, is Controlled by, or is under common Control with the first Person, or, with respect to any individual, such individual's spouse and descendants (whether natural or adopted) and any trust, partnership limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual's spouse and/or such individual's descendants;
"these articles"	means these articles of association as altered from time to time and the expression "this article" shall be construed accordingly;
"the auditors"	means the auditors from time to time of the company or, in the case of joint auditors, any one of them;
"the board"	means the board of directors from time to time of the company or the directors present at a meeting of the directors at which a quorum is present;
"B Preference Shareholder"	means a registered holder of one or more B Preference shares;
"B Preference Shares"	means the redeemable cumulative B preference shares of £1 each in the share capital of the company;
"Business Acquisition"	means the purchase of all or substantially all of the assets of another company, or assets of another company which constitute a separate business or going concern;

"chairman"	means the chairman of the company from time to time;
"City Code"	means the City Code on Takeovers and Mergers as amended from time to time;
"clear days"	in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;
"the Companies Acts"	means every statute (including any orders, regulations or other subordinate legislation made under it) from time to time in force concerning companies in so far as it applies to the company;
"Control"
means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;
"Controlling Shareholder"	has the meaning given in article 6.2(d);
"Corporate Acquisition"	means the purchase of all or over 50 per cent of the voting share capital in another company;
"Deferred Shares"	means the deferred shares of £0.0001 each in the share capital of the company;
"Drag Option"	has the meaning given in article 6.2(b);
"Dragged Shareholders"	has the meaning given in article 6.2(b);
"Dragged Shares"	has the meaning given in article 6.2(b);
"electronic signature"
means anything in electronic form which the board requires to be incorporated into or otherwise associated with an electronic communication for the purpose of establishing the authenticity or integrity of the communication;
"Executive Directors"	means the chief executive of the company and the finance director of the company;
"Existing Directors"	means Brian G. Purves and Stephen N. Williams;
"Fair Value"
means the price at which an independent investment bank appointed by the Squeezed Shareholders for this purpose, shall, acting in good faith, determine the value of a New Ordinary Share on the basis of a sale between a willing seller and a willing purchaser;
"the holder"	in relation to any shares means the member whose name is entered in the register as the holder of those shares;
"IPO"	means an initial public offering of any of the company's shares;
"Management Shareholders"	means members of the company's management who are the registered holders of any New Ordinary Shares;
"Mandatory Offer"	means a mandatory offer as set out in Rule 9.1 of the City Code;
"member"	means a member of the company;
"Merger"	means the merger of the company with another company either through a cash acquisition of the voting share capital of one company by the other company, or by a share exchange;

"New Indenture"	means the indenture between the company and the Bank of New York constituting the new notes of the company due in 2012;
"New Ordinary Shares"	means ordinary shares of £1 each in the share capital of the company;
"Non-Executive Director"	means a director of the company other than an Executive Director;
"Offer Notice"	has the meaning given in article 6.2(b);
"the office"	means the registered office from time to time of the company;
"paid up"	means paid up or credited as paid up;
"Person"
means an individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization, a government or any agency or political subdivision thereof or other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity;
"person entitled by transmission"
means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;
"the register"	means the register of members of the company;
"seal"	means any common or official seal that the company may be permitted to have under the Companies Acts;
"the secretary"
means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the company and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary;
"special resolution"
means a resolution passed by a majority of not less than 75 per cent of such shareholders as (being entitled to do so) vote in person or, where proxies are allowed, by proxy, at a meeting of the company of which notice specifying the intention to propose the resolution as a special resolution, has been duly given;
"Squeezed Shareholders"	has the meaning given in article 6.2(d);
"Squeezed Shares"	has the meaning given in article 6.2(d);
"Squeeze Notice"	has the meaning given in article 6.2(d);
"Squeeze Option"	has the meaning given in article 6.2(d);
"Tangible Assets"	means gross total assets minus goodwill, based on the numbers in the company's latest audited accounts or latest semi-annual unaudited accounts, whichever provides the lower figure;
"Transferee"	has the meaning given in, as applicable, article 6.2(a) or article 6.2(b);
"Transferor"	has the meaning given in, as applicable, article 6.2(a) or article 6.2(b);
"United Kingdom"	means Great Britain and Northern Ireland.
2.2
references to a document being executed include references to its being executed under hand or under seal or by any other method except by means of an electronic signature;

2.3
references to a document being signed or to signature include references to its being executed under hand or under seal or by any other method and, in the case of an electronic communication, such references are to its bearing an electronic signature;

2.4
references to writing include references to any method of representing or reproducing words in a legible and non-transitory form including by way of electronic communications where specifically provided in a particular article or where permitted by the board in its absolute discretion;

2.5
words or expressions to which a particular meaning is given by the Companies Acts in force when these articles or any part of these articles are adopted bear (if not inconsistent with the subject matter or context) the same meaning in these articles or that part (as the case may be) save that the word "company" shall include any body corporate;

2.6
references to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person; and

2.7
headings are included only for convenience and shall not affect meaning.

3.         Form of Resolution

3.1
Where for any purpose an ordinary resolution of the company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required a special resolution shall also be effective.

3.2
Subject to the Companies Acts, a resolution in writing signed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each signed by or on behalf of one or more of the members. In this paragraph of this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

4.         Protections for shareholders

    Notwithstanding any other provision in these articles, no resolution shall be proposed or action shall be taken by the Board in respect of the following matters unless the holders of New Ordinary Shares holding at least two thirds of the total number of New Ordinary Shares in issue at that time, have first approved, in writing, such action and/or resolution:

  (a)
  an IPO by the company, a Merger, or a sale of all or substantially all of the assets of the company;

  (b)
  any increase in the share capital or the issue of any new equity securities (or rights, options or other instruments to subscribe therefore);

  (c)
  any Corporate Acquisition or Business Acquisition by the company or any of its subsidiaries where the purchase consideration exceeds 10% of the company's Tangible Assets); and

  (d)
  an amendment to these articles.

Share Capital

5.         Authorised Share Capital

    The authorised share capital of the company at the date of adoption of this article is £86,992,368.80 divided into 10,000,000 New Ordinary Shares of £1 each, 50,000 B Preference Shares of £1 each, and 769,423,680,000 Deferred Shares of £0.0001 each.

6.         Rights Attached to Shares

6.1
Subject to the provisions of the Companies Acts and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as the company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the board may decide.

6.2
The following special rights and restrictions shall attach to the New Ordinary Shares:

(a)
Tag Along Rights

      If one holder (the "Transferor"), either alone or Acting in Concert with another holder or holders, of the New Ordinary Shares intends to transfer an aggregate of 30 per cent or more of the New Ordinary Shares to a purchaser (the "Transferee"), the Transferor may not complete such a transfer unless the following has occurred:

    (i)
    the proposed Transferee has made a bona fide binding offer for value, to purchase the entire legal and beneficial interest in the New Ordinary Shares in the company owned by any remaining shareholders at the same price per share and on terms that are not less advantageous than those offered to the Transferor; and

    (ii)
    an offer made under article 6.2(a)(i) shall be in writing (given in accordance with article 130), notifying the remaining shareholders of the terms of the proposed transfer, open for acceptance for at least 30 days and shall be deemed to be rejected by any shareholder who has not accepted it in accordance with its terms within the time period prescribed for acceptance, and the consideration under it shall be settled in full on completion of the purchase of the New Ordinary Shares and within 40 days of the date of the offer if this is requested by any remaining shareholder.

  (b)
  Drag Along Rights

      If one holder (the "Transferor"), either alone or Acting in Concert with another holder or holders, of the New Ordinary Shares intends to transfer an aggregate of 66.66 per cent or more of the New Ordinary Shares to a person who is not a holder of any New Ordinary Shares or a nominee or an Affiliate of a holder of any New Ordinary Shares at the time of the Offer Notice (as defined below) (the "Transferee"), and who has made a bona fide binding offer for value to purchase all of the New Ordinary Shares, the Transferor shall have the option (the "Drag Option") to require all the remaining shareholders to transfer all their New Ordinary Shares to the Transferee in accordance with this article 6.2(b) provided that the transfer is at the same price per share and on terms that are not worse than those offered to the Transferor.

      The Transferor must promptly notify the remaining shareholders, in accordance with article 131, of the intention to transfer the New Ordinary Shares and the terms of the proposed transfer (the "Offer Notice").

      The Transferor may then exercise the Drag Option by giving notice to that effect (a "Drag Notice") to all the remaining shareholders (the "Dragged Shareholders") within 30 days of the Offer Notice. A Drag Notice shall specify that the Dragged Shareholders are required to transfer all their New Ordinary Shares (the "Dragged Shares") pursuant to article 6.2(b) to the Transferee, the price at which the Dragged Shares are to be transferred, the proposed date of transfer and the identity of the Transferee.

      The Dragged Shareholders shall be obliged to sell the Dragged Shares at the price specified in the Drag Notice which shall attribute an equal value to all New Ordinary Shares (including the Transferor's New Ordinary Shares).

      Completion of the sale of the Dragged Shares shall take place on the same date as the date proposed for completion of the sale of the Transferor's New Ordinary Shares unless:

    (i)
    all of the Dragged Shareholders and the Transferor agree otherwise; or

    (ii)
    that date is less than 7 days after the date of the Drag Notice, in which case completion of the sale of the Dragged Shares shall be deferred until the 7th day after the date of the Drag Notice.

      Each of the Dragged Shareholders shall on service of the Drag Notice be deemed to have irrevocably appointed the Transferor severally to be his attorney (or to the extent that any court of competent jurisdiction finds that such appointment is ineffective, each Dragged Shareholder shall at that time appoint the Transferor, severally, as his attorney) to execute any stock transfer and to do such other things as may be necessary or desirable to accept, transfer and complete the sale of the Dragged Shares pursuant to this article 6.2(b).

  (c)
  Takeover Offer

      Each member of the company agrees to comply with the provisions of Rule 9 of the City Code relating to Mandatory Offers, whether or not at such time the City Code is applicable to the company.

      In the event of any inconsistency between articles 6.2(a) or 6.2(b) and this article 6.2(c), this article 6.2(c) shall take precedence.

  (d)
  Squeeze-Out

      If one holder, either alone or Acting in Concert with another holder or holders, of the New Ordinary Shares owns or becomes the holder of three quarters or more of the New Ordinary Shares (the "Controlling Shareholder"), the Controlling Shareholder shall have the option (the "Squeeze Option") to require all the remaining shareholders to transfer all their New Ordinary Shares to itself in accordance with this article 6.2(d) provided that the transfer is at the same price per share and on terms that are not worse than the highest price per New Ordinary Share the Controlling Shareholder has paid for any New Ordinary Share during the preceding six months.

      The Controlling Shareholder may exercise the Squeeze Option by giving notice to that effect (a "Squeeze Notice") to all the remaining shareholders (the "Squeezed Shareholders") within 30 days of becoming a Controlling Shareholder. A Squeeze Notice shall specify that the Squeezed Shareholders are required to transfer all their New Ordinary Shares (the "Squeezed Shares") pursuant to article 6.2(d) to the Controlling Shareholder, the proposed price at which the Squeezed Shares are to be transferred and the date of the transfer (such date to be no less than 7 days after the date of the Squeeze Notice).

      The Squeezed Shareholders shall be obliged to sell the Squeezed Shares at the price specified in the Squeeze Notice which shall attribute an equal value to all Squeezed Shares, unless a majority of the Squeezed Shareholders object to the price offered in which case the price at which the Squeezed Shares shall be transferred shall be a Fair Value.

      Each of the Squeezed Shareholders shall on service of the Squeeze Notice be deemed to have irrevocably appointed the Controlling Shareholder severally to be his attorney (or to the extent that any court of competent jurisdiction finds that such appointment is ineffective, each Squeezed Shareholder shall at that time appoint the Controlling Shareholder, severally, as his attorney) to execute any stock transfer and to do such other things as may be necessary or desirable to accept, transfer and complete the sale of the Squeezed Shares pursuant to this article 6.2(d).

6.3
The following special rights and restrictions shall apply to the B Preference Share:

(a)
Income

(i)
Each B Preference Share shall confer upon the holder the right to receive in priority to the holders of any other classes of share in the company a fixed cumulative preferential cash dividend ("the B Preference Dividend") at the rate of 5 per cent, per annum in respect of the amount paid upon that B Preference Share.

(ii)
The B Preference Dividend shall accrue from day to day (on the basis of a 365 or 366 day year as appropriate).

(iii)
On 31st December in each year interest will accrue on the amount of any unpaid B Preference Dividend from such date until the date upon which payment is actually made at the rate of 5 per cent per annum and such interest shall be paid and due on the same dates as the payment of B Preference Dividend are made. All references in these articles to B Preference Dividend shall be deemed to include a reference to any interest accrued thereon in accordance with the provisions of this article and such interest shall be deemed to form part of the dividend.

(iv)
The company may at any time pay all or part of the accrued B Preference Dividend provided that such payment is made pro rata to the holders of B Preference Shares.

    (v)
    The company shall on redemption of any B Preference Shares pay all of the accrued B Preference Dividend in relation to such B Preference Shares.

  (b)
  Capital

      A B Preference Share shall confer on the holder the right on a return of capital to receive in priority to any payment to the holders of other classes of shares in the company a sum equal to all accruals of the B Preference Dividend, whether or not the same has been earned or declared, calculated up to and including the date of commencement of the winding up, together with an amount equal to the amount paid up on that share.

  (c)
  General Meetings

      The B Preference Shares shall not entitle the holders thereof to vote on any resolution to be proposed at any General Meeting of the company, but they shall still be entitled to receive notice of and to attend General Meetings of the company.

  (d)
  Redemption

  (i)
  Subject to the Act, the company will redeem all the B Preference Shares prior to making any distribution or return of capital to shareholders and may redeem all the shares at any time, in each case for a cash sum equal to the aggregate of the amount paid up on each share plus any B Preference Dividend which, at the date of redemption, has accrued remains unpaid in respect of such B Preference Shares.

  (ii)
  Each date on which the B Preference Shares are to be redeemed in accordance with the foregoing provisions is hereinafter referred to as a "Payment Date". Any redemption of B Preference Shares to be redeemed on a Payment Date is hereinafter referred to as the "Redemption".

  (iii)
  No less than 21 days before each Payment Date on which a Redemption is due the company shall notify each B Preference Shareholder of the number of B Preference Shares held by him the subject of the Redemption and the B Preference Shareholders shall prior to the Payment Date deliver to the office certificates in respect of such B Preference Shares to be redeemed on that Payment Date.

  (iv)
  Upon each Payment Date the monies to be paid in respect of the Redemption ("the redemption monies") shall become a debt due and payable, subject to the Act and to (viii) below, by the company to the B Preference Shareholders and upon receipt of the relevant share certificates in respect of any Redemption (or an indemnity in respect thereof in a form reasonably satisfactory to the company) the company shall forthwith upon the Payment Date pay the redemption moneys to the appropriate Shareholder. If the amount to be paid on a Payment Date is in excess of the profits available for the purpose, the profits which are available shall be applied:

  (A)
  first in paying so much of the B Preference Dividend which, at the Payment Date accrued but remains unpaid as the profits available for the purpose permits; and

  (B)
  secondly in redeeming such of the B Preference Shares (if any) the subject of the Redemption as the profits available for the purpose permits, in each case pro rata among the holders of the B Preference Shares in the proportion which each B Preference Shareholder's holding bears to the total number of B Preference Shares then in issue. To the extent that following any Payment Date upon which the company does not have sufficient profits available for distribution to pay all of the redemption moneys which but for the insufficiency of profits would have been payable to the B Preference Shareholders on any Payment Date, then when profits do become available for distribution such profits shall be applied first in paying any B Preference Dividend which has been declared which, at the relevant date remains unpaid on all B Preference Shares then in issue and second in redeeming any B Preference Shares the subject of the Redemption which are still in issue forthwith at the end of the financial year (which shall be a Payment Date for the purpose of this article) in which such profits become available for distribution.

    (v)
    The company shall in the case of a redemption of all the B Preference Shares held by a B Preference Shareholder cancel the share certificate of the B Preference Shareholder concerned and in the case of a redemption of part of the B Preference Shares included in any certificate either:

    (A)
    enface a memorandum of the amount and date of the redemption on such certificate; or

    (B)
    cancel the same and without charge issue to the B Preference Shareholder delivering such certificate to the company a fresh certificate for the balance of B Preference Shares not redeemed on that occasion.

    (vi)
    If any B Preference Shareholder whose B Preference Shares are liable to be redeemed on any Payment Date shall fail or refuse to deliver up the certificate for his B Preference Shares on or before such Payment Date the company may retain the redemption moneys until delivery of the certificate (or of an indemnity in respect thereof in a form reasonably satisfactory to the company) but shall thereupon pay the redemption moneys to the Shareholder. No B Preference Dividend shall accrue on any B Preference Shares not redeemed on the Payment Date as a result of the B Preference Shareholder failing to deliver the relevant certificate (or a indemnity in respect thereof) until the share certificate or indemnity has been so delivered.

    (vii)
    Any redemption of some but not all of the B Preference Shares shall be made amongst the holders of the B Preference Shares pro rata to their holding of B Preference Shares.

    (viii)
    For the avoidance of doubt interest at the rate of 5 per cent per annum will continue to accrue on instalments of redemption monies which have become payable but have not been paid on the due date for payment.

6.4
The following special rights and restrictions shall apply to the Deferred Shares:

(a)
Income

      The holders of Deferred Shares shall not be entitled to receive any dividend or other distribution;

  (b)
  Capital

      On a winding up (but not otherwise) the holders of Deferred Shares shall be entitled to the repayment of the paid up nominal amount on their Deferred Shares, but only after any payment to the holders of New Ordinary Shares of an amount equal to 100 times the amount paid up on such New Ordinary Shares;

  (c)
  General Meetings

      The holders of Deferred Shares shall not be entitled to receive notice of or attend or vote at any general meeting of the company.

7.         Redeemable Shares

    Subject to the provisions of the Companies Acts and to any rights attached to existing shares, any share may be issued which is to be redeemed, or is liable to be redeemed at the option of the company or the holder.

8.         Purchase of Own Shares

    Subject to the provisions of the Companies Acts and to any rights attached to existing shares, the company may purchase or may enter into a contract under which it will or may purchase all or any of its shares of any class, including any redeemable shares. Neither the company nor the board shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

9.         Variation of Rights

    Subject to the provisions of the Companies Acts, all or any of the rights attached to any existing class of shares may from time to time (whether or not the company is being wound up) be varied either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of those shares. All the provisions of these articles as to general meetings of the company shall, with any necessary modifications, apply to any such separate general meeting, but so that the necessary quorum shall be two persons entitled to vote and holding or representing by proxy not less than one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), (but so that at any adjourned meeting one holder entitled to vote and present in person or by proxy (whatever the number of shares held by him) shall be a quorum), that every holder of shares of the class present in person or by proxy and entitled to vote shall be entitled on a poll to one vote for every share of the class held by him (subject to any rights or restrictions attached to any class of shares) and that any holder of shares of the class present in person or by proxy and entitled to vote may demand a poll. The foregoing provisions of this article shall apply to the variation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class and their special rights were to be varied.

10.       Pari Passu Issues

    The rights conferred upon the holders of any shares shall not, unless otherwise expressly provided in the rights attaching to those shares, be deemed to be varied by the creation or issue of further shares ranking pari passu with them.

11.       Allotment Authority

11.1
Subject as provided in these articles, the board is authorised pursuant to section 80 of the Act generally to exercise each and every power of the company to allot and issue relevant securities (as defined in that section) up to a maximum amount in nominal value of £100,000, such authority to expire on the fifth anniversary of the adoption of these articles.

11.2
Notwithstanding any other provision in these articles, pursuant to section 80(3) of the Act, no shares shall be allotted following the disapplication of shareholders' pre-emption rights (pursuant to section 95 of the Act, or pursuant to any other statutory provision in the Companies Acts), unless the prior approval of:

(a)
the Existing Directors; or

(b)
if any of the Existing Directors is no longer a director of the company, the relevant Executive Directors together with the chairman;

    has been obtained in writing.

12.       Trusts Not Recognised

    Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the company as holding any share upon any trust and the company shall not be bound by or required in any way to recognise (even when having notice of it) any interest in any share or (except only as by these articles or by law otherwise provided) any other right in respect of any share other than an absolute right to the whole of the share in the holder.

13.       Right to Share Certificates

    Every person (except a person to whom the company is not by law required to issue a certificate) whose name is entered in the register as a holder of any shares shall be entitled, without payment, to receive within the time limits prescribed by the Companies Acts (or, if earlier, within any prescribed time limit or within a time specified when the shares were issued) one certificate for all those shares of any one class. In the case of a share held jointly by several persons, the company shall not be bound to issue more than one certificate and delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A member who transfers some but not all of the shares comprised in a certificate shall be entitled to a certificate for the balance without charge. Any agreement between any members and the company pursuant to which such members waive their rights to a share certificate shall have effect notwithstanding these articles.

14.       Replacement of Share Certificates

    If a share certificate is defaced, worn out, lost or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity as the board may decide and, where it is defaced or worn out, after delivery of the old certificate to the company. Any two or more certificates representing shares of any one class held by any member shall at his request be cancelled and a single new certificate for such shares issued in lieu. Any certificate representing shares of any one class held by any member may at his request be cancelled and two or more certificates for such shares may be issued instead. The board may require the payment of any exceptional out-of-pocket expenses of the company incurred in connection with the issue of any certificates under this article. Any one of two or more joint holders may request replacement certificates under this article.

15.       Execution of Share Certificates

    Every share certificate shall be executed under a seal or in such other manner as the board, having regard to the terms of issue and any listing requirements, may authorise and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares. The board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them or that the certificates need not be signed by any person.

Lien

16.       Company's Lien on Shares Not Fully Paid

    The company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the company (whether presently or not) in respect of that share. The company's lien on a share shall extend to every amount payable in respect of it. The board may at any time either generally or in any particular case waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article.

17.       Enforcing Lien by Sale

    The company may sell, in such manner as the board may decide, any share on which the company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice has been served on the holder of the share or the person who is entitled by transmission to the share, demanding payment and stating that if the notice is not complied with the share may be sold. For giving effect to the sale the board may authorise some person to execute an instrument of transfer of the share sold to or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in relation to the sale.

18.       Application of Proceeds of Sale

    The net proceeds, after payment of the costs, of the sale by the company of any share on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as it is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale and upon surrender, if required by the company, for cancellation of the certificate for the share sold) be paid to the person who was entitled to the share at the time of the sale.

Calls on Shares

19.       Calls

    Subject to the terms of issue, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each member shall (subject to the company serving upon him at least 14 clear days' notice specifying when and where payment is to be made) pay to the company as required by the notice the amount called on his shares. A call may be made payable by instalments. A call may be revoked or postponed, in whole or in part, as the board may decide. A person upon whom a call is made shall remain liable jointly and severally with the successors in title to his shares for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

20.       Timing of Calls

    A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

21.       Liability of Joint Holders

    The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

22.       Interest Due on Non-Payment

    If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate, not exceeding 15 per cent per annum, as the board may decide, and all expenses that have been incurred by the company by reason of such non-payment, but the board shall be at liberty in any case or cases to waive payment of the interest or expenses wholly or in part.

23.       Sums Due on Allotment Treated as Calls

    Any amount which becomes payable in respect of a share on allotment or on any other date fixed by or in accordance with the terms of issue, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid, all the provisions of these articles shall apply as if the sum had become due and payable by virtue of a call.

24.       Power to Differentiate

    The board may on or before the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

25.       Payment of Calls in Advance

    The board may, if it thinks fit, receive from any member who is willing to advance them all or any part of the moneys uncalled and unpaid upon any shares held by him and on all or any of the moneys so advanced may (until they would, but for the advance, become presently payable) pay interest at such rate, not exceeding (unless the company by ordinary resolution shall otherwise direct) 15 per cent per annum, as the board may decide.

Forfeiture of Shares

26.       Notice if Call or Instalment Not Paid

    If any call or instalment of a call remains unpaid on any share after the day appointed for payment, the board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses incurred by the company by reason of such non-payment.

27.       Form of Notice

    The notice shall name a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which the call has been made or instalment is payable will be liable to be forfeited.

28.       Forfeiture for Non-Compliance with Notice

    If the notice is not complied with, any share in respect of which it was given may, at any time before payment of all calls or instalments and interest and expenses due in respect of it has been made, be forfeited by a resolution of the board to that effect and the forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture. The board may accept the surrender of any share liable to be forfeited and, in that event, references in these articles to forfeiture shall include surrender.

29.       Notice after Forfeiture

    When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be invalidated by any omission or neglect to give notice.

30.       Sale of Forfeited Shares

    Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to be the property of the company and may be sold or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person upon such terms and in such manner as the board shall decide. The board may for the purposes of the disposal authorise some person to execute an instrument of transfer to the designated transferee. The company may receive the consideration (if any) given for the share on its disposal. At any time before a sale or disposition the forfeiture may be cancelled by the board on such terms as the board may decide.

31.       Arrears to be Paid Notwithstanding Forfeiture

    A person whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the company for cancellation the certificate for the forfeited shares but shall remain liable to pay to the company all moneys which at the date of the forfeiture were payable by him to the company in respect of those shares with interest thereon at the rate of 15 per cent per annum (or such lower rate as the board may decide) from the date of forfeiture until payment, and the company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal.

32.       Statutory Declaration as to Forfeiture

    A statutory declaration that the declarant is a director of the company or the secretary and that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale or disposal.

Transfer of Shares

33.       Transfer

33.1
Subject to such of the restrictions of these articles as may be applicable, any member may transfer all or any of his shares by an instrument of transfer in any usual form or in any other form which the board may approve. Any agreement between any members and the company pursuant to which such members waive their rights to transfer any of their shares shall have effect notwithstanding these articles.

33.2
The transferor of a share shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the register in respect of it.

34.       Execution of Transfer

    The instrument of transfer of a share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) the transferee. All instruments of transfer, when registered, may be retained by the company.

35.       Rights to Decline Registration of Partly Paid Shares

    The board may, in its absolute discretion and without giving any reason for so doing, decline to register any transfer of any share which is not a fully paid share.

36.       Other Rights to Decline Registration

36.1
The board may decline to register any transfer of a share unless:

(a)
the instrument of transfer is duly stamped or duly certified or otherwise shown to the satisfaction of the board to be exempt from stamp duty and is left at the office or such other place as the board may from time to time determine accompanied (save in the case of a transfer by a person to whom the company is not required by law to issue a certificate and to whom a certificate has not been issued) by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the person executing the instrument of transfer to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do;

(b)
the instrument of transfer is in respect of only one class of share; and

(c)
in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

36.2
For all purposes of these articles relating to the registration of transfers of shares, the renunciation of the allotment of any shares by the allottee in favour of some other person shall be deemed to be a transfer and the board shall have the same powers of refusing to give effect to such a renunciation as if it were a transfer.

37.       No Fee for Registration

    No fee shall be charged by the company for registering any transfer, document or instruction relating to or affecting the title to any share or for making any other entry in the register.

Transmission of Shares

38.       Transmission on Death

    If a member dies, the survivor or survivors, where he was a joint holder, and his personal representatives, where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his shares; but nothing contained in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.

39.       Entry of Transmission in Register

    Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the board, the board shall within two months after proof cause the entitlement of that person to be noted in the register.

40.       Election of Person Entitled by Transmission

    Any person entitled by transmission to a share may, subject as provided elsewhere in these articles, elect either to become the holder of the share or to have some person nominated by him registered as the holder. If he elects to be registered himself he shall give notice to the company to that effect. If he elects to have another person registered, he shall execute an instrument of transfer of the share to that person. The board may at any time require the person to elect either to be registered himself or to transfer the share and if the requirements are not complied with within 60 days of being issued the board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements have been complied with. All the provisions of these articles relating to the transfer of, and registration of transfers of, shares shall apply to the notice or transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or transfer was given or executed by the member.

41.       Rights of Person Entitled by Transmission

    Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share shall cease, but the person entitled by transmission to the share may give a good discharge for any dividends or other moneys payable in respect of it and shall have the same rights in relation to the share as he would have had if he were the holder of it save that, until he becomes the holder, he shall not be entitled in respect of the share (except with the authority of the board) to receive notice of, or to attend or vote at, any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company or to exercise any other right conferred by membership in relation to general meetings.

Alteration of Share Capital

42.       Consolidation, Sub-Division and Cancellation

    The company may from time to time by ordinary resolution:

  (a)
  consolidate, or consolidate and then sub-divide, all or any of its share capital into shares of larger amount than its existing shares;

  (b)
  subject to the Companies Acts, sub-divide its shares or any of them into shares of smaller amount and the resolution may determine that, as between the shares resulting from the subdivision, any of them may have any preference or advantage or be subject to any restriction as compared with the others; and

  (c)
  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

43.       Fractions

    Whenever as a result of a consolidation, consolidation and sub-division or sub-division of shares any members would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit. In particular the board may sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Companies Acts, the company) and distribute the net proceeds of sale in due proportion among those members and the board may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

44.       Reduction of Capital

    Subject to the provisions of the Companies Acts, the company may by special resolution reduce its share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way.

General Meetings

45.       Extraordinary General Meetings

45.1
Any general meeting of the company other than an annual general meeting shall be called an extraordinary general meeting.

45.2
All extraordinary general meetings shall be held in the United Kingdom and normally in London, England.

46.       Annual General Meetings

46.1
The board shall convene and the company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts and these articles.

46.2
The company shall hold its annual general meeting by the end of the sixth month after the end of each fiscal year.

46.3
All annual general meetings shall be held in London, England.

47.       Convening of Extraordinary General Meetings

    The board may convene an extraordinary general meeting whenever it thinks fit.

48.       Separate General Meetings

    The provisions of these articles relating to general meetings shall apply, with any necessary modifications, to any separate general meeting of the holders of shares of a class convened otherwise than in connection with the variation or abrogation of the rights attached to the shares of that class. For this purpose, a general meeting at which no holder of a share other than a New Ordinary Share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the New Ordinary Shares.

Notice of General Meetings

49.       Length of Notice

    An annual general meeting and an extraordinary general meeting convened for the passing of a special resolution or (save as provided by the Companies Acts) a resolution of which special notice has been given to the company shall be convened by not less than 21 clear days' notice in writing. All other extraordinary general meetings shall be convened by not less than 14 clear days' notice in writing. The notice shall specify the place, day and time of the meeting, and the general nature of the business to be transacted. Notice of every general meeting shall be given to all members other than any who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the company, and also to the auditors or, if more than one, each of them. References in this article to notice in writing include the use of electronic communications and publication on a web site in accordance with the Companies Acts.

50.       Omission or Non-Receipt of Notice

50.1
The accidental omission to give any notice of a meeting or the accidental omission to send any document relating to any meeting to, or the non-receipt of any such notice or document by, any person entitled to receive the notice or document shall not invalidate the proceedings at that meeting.

50.2
A member present in person or by proxy at a meeting shall be deemed to have received proper notice of that meeting and, where applicable, of the purpose of that meeting.

51.       Postponement of General Meetings

    If the board, in its absolute discretion, considers that it is impractical or undesirable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone or move the general meeting to another date, time and/or place. The board shall take reasonable steps to ensure that notice of the date, time and place of the rearranged meeting is given to any member trying to attend the meeting at the original time and place. Notice of the date, time and place of the rearranged meeting shall, if practicable, also be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such rearranged meeting shall not be required. If a meeting is rearranged in this way, the appointment of a proxy will be valid if it is received as required by these articles not less than 48 hours before the time appointed for holding the rearranged meeting. The board may also postpone or move the rearranged meeting under this article.

Proceedings at General Meetings

52.       Quorum

    No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting which shall not be treated as part of the business of the meeting. Save as otherwise provided by these articles, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

53.       Procedure if Quorum Not Present

    If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, the meeting, if convened by or upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day (being not less than three nor more than 28 days later) and at such other time or place as may have been specified for the purpose in the notice convening the meeting. Where no such arrangements have been so specified, the meeting shall stand adjourned to such other day (being not less than ten nor more than 28 days later) and at such other time or place as the chairman of the meeting may decide and, in this case, the company shall give not less than seven clear days' notice in writing of the adjourned meeting. References in this article to notice in writing include the use of electronic communications and publication on a web site in accordance with the Companies Acts. At any adjourned meeting, save for one to discuss any matter referred to in article 4, one member present in person or by proxy and entitled to vote (whatever the number of shares held by him) shall be a quorum and any notice of an adjourned meeting shall state that one member present in person or by proxy and entitled to vote (whatever the number of shares held by him) shall be a quorum.

54.       Security Arrangements

    The board may direct that persons wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to, or to authorise some one or more persons who shall include a director or the secretary or the chairman of the meeting to, refuse entry to, or to eject from, such general meeting any person who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

55.       Chairman of General Meeting

    The chairman (if any) of the board or, in his absence, the deputy chairman (if any) shall preside as chairman at every general meeting. If there is no chairman or deputy chairman, or if at any meeting neither the chairman nor any deputy chairman is present within five minutes after the time appointed for the commencement of the meeting, or if neither the chairman nor any deputy chairman is willing to act as chairman, the directors present shall choose one of their number to act, or if one director only is present he shall preside as chairman of the meeting if willing to act. If no director is present, or if each of the directors present declines to take the chair, the persons present and entitled to vote shall appoint one of their number to be chairman of the meeting. Nothing in these articles shall restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.

56.       Orderly Conduct

    The chairman of the meeting shall take such action or give directions for such action to be taken as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting. The chairman's decision on points of order, matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any point or matter is of such a nature.

57.       Entitlement to Attend and Speak

    Each director shall be entitled to attend and speak at any general meeting of the company. The chairman of the meeting may invite any person to attend and speak at any general meeting of the company where he considers that this will assist in the deliberations of the meeting.

58.       Adjournments

    The chairman of the meeting may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either sine die or to another time or place where it appears to him that (a) the members entitled to vote and wishing to attend cannot be conveniently accommodated in the place appointed for the meeting (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

    In addition, the chairman of the meeting may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either sine die or to another time or place. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the board. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place. Any meeting may be adjourned more than once.

59.       Notice of Adjournment

    When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except where these articles otherwise require, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

Amendments

60.       Amendments to Resolutions

    In the case of a resolution duly proposed as a special or extraordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon and in the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the office or the chairman of the meeting in his absolute discretion decides that it may be considered or voted upon. With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is put to the vote.

61.       Amendments Ruled Out of Order

    If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

Voting

62.       Votes of Members

    Subject to any special terms as to voting upon which any shares may be issued or may at the relevant time be held and to any other provisions of these articles, on a show of hands every member who is present in person at a general meeting of the company shall have one vote. Proxies cannot vote on a show of hands. On a poll every member who is present in person or by proxy shall, subject to any special terms as to voting upon which any shares may be issued or may at the relevant time be held and to any other provisions of these articles, have one vote for every share of which he is the holder.

63.       Method of Voting

63.1
At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded. Subject to the Companies Acts, a poll may be demanded by:

(a)
the chairman of the meeting; or

(b)
at least five members present in person or by proxy and entitled to vote; or

(c)
any member or members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all the members having the right to attend and vote at the meeting; or

(d)
any member or members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

63.2
The chairman of the meeting can also demand a poll before a resolution is put to the vote on a show of hands.

63.3
Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution on a show of hands has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

64.       Procedure if Poll Demanded

    If a poll is properly demanded it shall be taken in such manner as the chairman of the meeting shall direct. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

65.       When Poll to be Taken

    A poll demanded on the election of a chairman of the meeting, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such date (being not later than 30 days after the date of the demand) and at such time and place as the chairman of the meeting shall direct. It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll.

66.       Continuance of Other Business after Poll Demand

    The demand for a poll (other than on the election of a chairman of the meeting or on a question of adjournment) shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded, and it may be withdrawn with the consent of the chairman of the meeting at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

67.       Votes on a Poll

    On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion and if he does he shall specify the number of shares in respect of which each proxy is entitled to exercise the related votes and shall ensure that no proxy is appointed to exercise the votes which any other proxy has been appointed by that member to exercise. On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

68.       Casting Vote of Chairman

    In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of the meeting shall be entitled to an additional or casting vote.

69.       Votes of Joint Holders

    In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

70.       Voting on Behalf of Incapable Member

    A member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company and may exercise any other right conferred by membership in relation to general meetings by or through any person authorised in such circumstances to do so on his behalf (and that person may vote on a poll by proxy), provided that evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote or such other right has been received at the office (or at such other place as may be specified in accordance with these articles for the receipt of appointments of a proxy in writing which are not electronic communications) not later than the last time at which such an appointment should have been received in order to be valid for use at that meeting or on the holding of that poll.

71.       No Right to Vote where Sums Overdue on Shares

    No member shall, unless the board otherwise decides, be entitled in respect of any share held by him to attend or vote (either personally or by proxy) at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company or upon a poll or to exercise any other right conferred by membership in relation to general meetings or polls unless all calls or other sums presently payable by him in respect of that share have been paid.

72.       Objections or Errors in Voting

    If:

  (a)
  any objection shall be raised to the qualification of any voter, or

  (b)
  any votes have been counted which ought not to have been counted or which might have been rejected, or

  (c)
  any votes are not counted which ought to have been counted,

    the objection or error shall not vitiate the decision of the meeting or adjourned meeting or poll on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting or poll at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be conclusive.

Proxies

73.       Appointment of Proxies

    The appointment of a proxy shall be in writing signed by the appointor or his duly authorised attorney or, if the appointor is a corporation, shall either be executed under its seal or signed by an officer, attorney or other person authorised to sign it. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

74.       Receipt of Proxies

    The appointment of a proxy must:

  (a)
  in the case of an appointment which is not contained in an electronic communication, be received at the office (or such other place in the United Kingdom as may be specified in or by way of note to the notice convening the meeting or in or by way of note to any notice of any adjournment or, in either case, in any accompanying document) not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote together with (if required by the board) any authority under which it is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the board;

  (b)
  in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications in or by way of note to the notice convening the meeting or in or by way of note to any notice of any adjournment or, in either case, in any accompanying document or in any electronic communication issued by or on behalf of the company, be received at such address not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which an appointment contained in an electronic communication is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the board, must, if required by the board, be received at the office (or such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

  (c)
  in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, be received as aforesaid not less than 24 hours (or such shorter time as the board may determine) before the time appointed for the taking of the poll, and an appointment of a proxy which is not or in respect of which the authority or copy thereof is not, received in a manner so permitted shall be invalid. When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting or poll, the one which is last received (regardless of its date or of the date of its signature) shall be treated as replacing and revoking the others as regards that share; if the company is unable to determine which was last received, none of them shall be treated as valid in respect of that share. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is delivered in a manner permitted by these articles by electronic communication, but because of a technical problem it cannot be read by the recipient.

75.       Maximum Validity of Proxy

    No appointment of a proxy shall be valid after 12 months have elapsed from the date of its receipt save that, unless the contrary is stated in it, an appointment of a proxy shall be valid for use at an adjourned meeting or a poll after a meeting or an adjourned meeting even after 12 months, if it was valid for the original meeting.

76.       Form of Proxy

    The appointment of a proxy shall be in any usual form or in such other form as the board may approve. The appointment of a proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to, or any other business which may properly come before, the meeting for which it is given as the proxy thinks fit. The appointment of a proxy shall, unless the contrary is stated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

77.       Cancellation of Proxy's Authority

    A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice in writing of the determination was received by the company at the office (or such other place or address as was specified by the company for the receipt of appointments of proxy in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not later than the last time at which an appointment of a proxy should have been received in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll demanded. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

Appointment, Retirement and Removal of Directors

78.       Number of Directors

78.1
Unless otherwise determined by ordinary resolution of the company, the number of directors (disregarding alternate directors) shall be not less than two and not more than five.

78.2
If the number of directors is five, two shall be Executive Directors and three shall be Non-Executive Directors.

79.       Age of Directors

    No person shall be disqualified from being appointed or elected as a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of 70 years or any other age. It shall not be necessary by reason of a person's age to give special notice under the Companies Acts of any resolution in connection with his election.

80.       Directors' Shareholding Qualification

    No shareholding qualification for directors shall be required.

81.       Power of Company to Elect Directors

    Subject to the provisions of these articles, the company may by ordinary resolution elect any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles.

82.       Power of Board to Appoint Directors

    The board may appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles.

83.       Power of Removal by the Company

    In addition to any power of removal conferred by the Companies Acts, the company may by ordinary resolution remove any director before the expiration of his period of office and may (subject to these articles) by ordinary resolution appoint another person who is willing to act to be a director in his place.

84.       Persons Eligible as Directors

    No person shall be elected a director at any general meeting unless:

  (a)
  he is recommended by the board; or

  (b)
  not less than seven nor more than 42 days before the day appointed for the meeting, notice in writing by a member qualified to vote at the meeting (not being the person to be proposed) has been given to the secretary of the intention to propose that person for election together with confirmation in writing by that person of his willingness to be elected.

85.       Vacation of Office by Directors

85.1
Without prejudice to any other provisions in these articles, the office of a director shall be vacated if:

(a)
he resigns his office by notice in writing delivered to or received at the office or tendered at a meeting of the board; or

(b)
by notice in writing delivered to or received at the office or tendered at a meeting of the board he offers to resign and the board resolves to accept such offer; or

(c)
by notice in writing delivered to or received at the office or tendered at a meeting of the board, his resignation is requested by all of the other directors and all of the other directors are not less than three in number including at least one Executive Director; or

(d)
he is or has been suffering from mental ill health or becomes a patient for the purpose of any statute relating to mental health and the board resolves that his office is vacated; or

(e)
he is absent without the permission of the board from meetings of the board (whether or not an alternate director appointed by him attends) for six consecutive months and the board resolves that his office is vacated; or

(f)
he becomes bankrupt or compounds with his creditors generally; or

(g)
he is prohibited by law from being a director; or

  (h)
  he ceases to be a director by virtue of the Companies Acts or is removed from office pursuant to these articles.

85.2
If the office of a director is vacated for any reason, he shall cease to be a member of any committee or sub-committee of the board. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

86.       Alternate Directors

86.1
Each director may appoint any person to be his alternate and may at his discretion remove an alternate director so appointed. If the alternate director is not already a director, the appointment, unless previously approved by the board, shall have effect only upon and subject to its being so approved. Any appointment or removal of an alternate director shall be effected by notice in writing signed by the appointor and delivered to or received at the office or tendered at a meeting of the board, or in any other manner approved by the board. An alternate director shall be entitled to receive notice of all meetings of the board or of committees of the board of which his appointor is a member. It shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom. He shall also be entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and at such meeting to exercise and discharge all the functions, powers, rights and duties of his appointor as a director and for the purposes of the proceedings at such meeting the provisions of these articles shall apply as if he were a director.

86.2
Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these articles relating to directors and shall during his appointment be an officer of the company. An alternate director shall alone be responsible to the company for his acts and defaults and shall not be deemed to be the agent of or for the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the company to the same extent as if he were a director. An alternate director shall not be entitled to receive from the company any fee in his capacity as an alternate director but the company shall, if so requested in writing by the appointor, pay to the alternate director any part of the fees or remuneration otherwise due to the appointor.

86.3
A director or any other person may act as an alternate director to represent more than one director. Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director but he shall count as only one for the purposes of determining whether a quorum is present. Signature by an alternate director of any resolution in writing of the board or a committee of the board shall, unless the notice of his appointment provides to the contrary, be as effective as signature by his appointor.

86.4
An alternate director shall cease to be an alternate director:

(a)
if his appointor ceases for any reason to be a director; or

(b)
on the happening of any event which if he were a director would cause him to vacate his office as director; or

(c)
if he resigns his office by notice in writing to the company.

86.5
In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

87.       Executive Directors

    Subject to the provisions of these articles, the board or any committee authorised by the board may from time to time appoint one or more directors to hold any employment or executive office with the company for such period (subject to the provisions of the Companies Acts) and upon such other terms as the board or any committee authorised by the board may in its discretion decide and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the director may have against the company or the company may have against the director for any breach of any contract of service between him and the company which may be involved in the revocation or termination. A director so appointed shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of his remuneration as a director.

Fees, Remuneration, Expenses and Pensions

88.       Directors' Fees

    Each of the directors shall be paid a fee at such rate as may from time to time be determined by the board provided that the aggregate of all fees so paid to directors (excluding amounts payable under any other provision of these articles) shall not exceed £200,000 per annum or such higher amount as may from time to time be decided by ordinary resolution of the company.

89.       Additional Remuneration

    Any director who performs services which in the opinion of the board or any committee authorised by the board go beyond the ordinary duties of a director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may in its discretion decide in addition to any remuneration provided for by or pursuant to any other article.

90.       Expenses

    Each director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the board or committees of the board or general meetings of the company or any other meeting which as a director he is entitled to attend and shall be paid all other costs and expenses properly and reasonably incurred by him in the conduct of the company's business or in the discharge of his duties as a director. The company may also fund a director's expenditure on defending proceedings or in connection with any application under the Companies Acts and may do anything to enable a director to avoid incurring such expenditure all as provided in the Companies Acts.

91.       Pensions and Gratuities for Directors

    The board or any committee authorised by the board may exercise all the powers of the company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director or the relations, or dependants of, or persons connected to, any director or former director provided that no benefits (except such as may be provided for by any other article) may be granted to or in respect of a director or former director who has not been employed by, or held an executive office or place of profit under, the company or any body corporate which is or has been its subsidiary undertaking or any predecessor in business of the company or any such body corporate without the approval of an ordinary resolution of the company. No director or former director shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.

Directors' Interests

92.       Permitted Interests and Voting

92.1
Subject to the provisions of the Companies Acts and of paragraph 92.10 of this article, no director or proposed or intending director shall be disqualified by his office from contracting with the company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any contract in which any director is in any way interested be liable to be avoided, nor shall any director who is so interested be liable to account to the company or the members for any remuneration, profit or other benefit realised by the contract by reason of the director holding that office or of the fiduciary relationship thereby established.

92.2
A director may hold any other office or place of profit with the company (except that of auditor) in conjunction with his office of director for such period (subject to the provisions of the Companies Acts) and upon such other terms as the board may decide, and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of any remuneration provided for by or pursuant to any other article.

92.3
A director may be or become a director or other officer of, or otherwise interested in, or contract with any company promoted by the company or in which the company may be interested or as regards which it has any power of appointment, and shall not be liable to account to the company or the members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in or contract with the other company nor shall any such contract be liable to be avoided. Subject to the Companies Acts and these articles, the board may also cause any voting power conferred by the shares in any other company held or owned by the company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of the voting power or power of appointment in favour of the appointment of the directors or any of them as directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company. Subject to the Companies Acts and these articles, a director may also vote on and be counted in the quorum in relation to any of such matters.

92.4
A director may act by himself or his firm in a professional capacity for the company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

92.5
A director shall not vote on or be counted in the quorum in relation to any resolution of the board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the company or any other company in which the company is interested but, where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more directors to offices or places of profit with the company or any other company in which the company is interested, a separate resolution may be put in relation to each director and in that case each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another director to an office or place of profit with a company in which the company is interested and the director seeking to vote or be counted in the quorum owns one per cent or more of it.

92.6
Save as otherwise provided by these articles, a director shall not vote on, or be counted in the quorum in relation to, any resolution of the board in respect of any contract in which he has an interest which (taken together with any interest of any person connected with him) is to his knowledge a material interest and, if he shall do so, his vote shall not be counted, but this prohibition shall not apply to any resolution where that material interest arises only from one or more of the following matters:

(a)
the giving to him of any guarantee, indemnity or security in respect of money lent or obligations undertaken by him or by any other person at the request of or for the benefit of the company or any of its subsidiary undertakings;

(b)
the giving to a third party of any guarantee, indemnity or security in respect of a debt or obligation of the company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(c)
the giving to him of any other indemnity where all other directors are being offered indemnities on substantially the same terms;

(d)
the funding by the company of his expenditure on defending proceedings or the doing by the company of anything to enable him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements;

(e)
where the company or any of its subsidiary undertakings is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to participate;

(f)
any contract in which he is interested by virtue of his interest in shares or debentures or other securities of the company or by reason of any other interest in or through the company;

(g)
any contract concerning any other company (not being a company in which the director owns one per cent or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

  (h)
  any contract concerning the adoption, modification or operation of a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees' share scheme which relates both to directors and employees of the company or of any of its subsidiary undertakings and does not provide in respect of any director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates;

  (i)
  any contract for the benefit of employees of the company or of any of its subsidiary undertakings under which he benefits in a similar manner to the employees and which does not accord to any director as such any privilege or advantage not accorded to the employees to whom the contract relates; and

  (j)
  any contract for the purchase or maintenance of insurance against any liability for, or for the benefit of, any director or directors or for, or for the benefit of, persons who include directors.

92.7
A company shall be deemed to be one in which a director owns one per cent or more if and so long as (but only if and so long as) he, taken together with any person connected with him, is to his knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. In relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

92.8
Where a company in which a director owns one per cent, or more is materially interested in a contract, he also shall be deemed materially interested in that contract.

92.9
If any question shall arise at any meeting of the board as to the materiality of the interest of a director (other than the chairman of the meeting) or as to the entitlement of any director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be conclusive except in a case where the nature or extent of his interest (so far as it is known to him) has not been fairly disclosed to the board. If any question shall arise in respect of the chairman of the meeting, the question shall be decided by a resolution of the board (for which purpose the chairman of the meeting shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the board.

92.10
A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract with the company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the board after he knows that he is or has become so interested. For the purposes of this article, a general notice to the board by a director to the effect that (a) he is a member of a specified company or firm and is to be regarded as interested in any contract which may after the date of the notice be made with that company or firm or (b) he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him, shall be deemed to be a sufficient declaration of interest under this article in relation to any such contract; provided that no such notice shall be effective unless either it is given at a meeting of the board or the director takes reasonable steps to secure that it is brought up and read at the next board meeting after it is given.

92.11
References in this article to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

92.12
Subject to the provisions of the Companies Acts, the company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract not properly authorised by reason of a contravention of this article.

Powers and Duties of the Board

93.       General Powers of Company Vested in Board

    Subject to the provisions of the Companies Acts, the memorandum of association of the company and these articles and to any directions given by the company in general meeting by special resolution, the business of the company shall be managed by the board which may exercise all the powers of the company whether relating to the management of the business of the company or not. No alteration of the memorandum of association or these articles and no special resolution shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this article shall not be limited by any special power given to the board by any other article.

94.       Borrowing Powers

    The board may exercise all the powers of the company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company, to issue debentures and other securities and to give security, whether outright or as collateral security, for any debt, liability or obligation of the company or of any third party.

95.       Agents

95.1
The board may appoint anyone as the company's attorney by granting a power of attorney or by authorising them in some other way. Attorneys can either be appointed directly by the board or the board can give someone else the power to select attorneys. The board or the persons who are authorised by it to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys. But they cannot give an attorney any power, authority or discretion which the board does not have under these articles.

95.2
The board may decide how long a power of attorney will last for and attach any conditions to it. The power of attorney can include any provisions which the board decides on for the protection and convenience of anybody dealing with the attorney. The power of attorney can allow the attorney to grant any or all of his power, authority or discretion to any other person.

95.3
The board may:

(a)
delegate any of its authority, powers or discretions to any manager or agent of the company;

(b)
allow managers or agents to delegate to another person;

(c)
remove any people it has appointed in any of these ways; and

(d)
cancel or change anything that it has delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

95.4
Any appointment or delegation by the board which is referred to in this article can be on any conditions decided on by the board.

95.5
The ability of the board to delegate under this article applies to all its powers and is not limited because certain articles refer to powers being exercised by the board or by a committee authorised by the board while other articles do not.

96.       Delegation to Individual Directors

    The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions and may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

97.       Official Seals

    The company may exercise all the powers conferred by the Companies Acts with regard to having official seals and those powers shall be vested in the board.

98.       Registers

    Subject to the provisions of the Companies Acts, the company may keep an overseas or local or other register in any place and the board may make and vary such regulations as it may think fit respecting the keeping of the register.

99.       Provision for Employees

    The board may exercise any power conferred by the Companies Acts to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

Proceedings of the Board

100.     Board Meetings

    The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary on the requisition of a director at any time shall, summon a board meeting.

101.     Notice of Board Meetings

    Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for this purpose. A director may waive notice of any meeting either prospectively or retrospectively. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

102.     Quorum

    The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two comprising one Executive Director and one Non-Executive Director present at the time when the relevant business is transacted. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

103.     Directors below Minimum through Vacancies

    The continuing directors or a sole continuing director may act notwithstanding any vacancy in their number but, if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these articles or is below the number fixed by or in accordance with these articles as the quorum or there is only one continuing director, the continuing directors or director may act for the purpose of filling vacancies or of summoning general meetings of the company but not for any other purpose. If there are no directors or director able or willing to act, then any two members (excluding any member holding shares as treasury shares) may summon a general meeting for the purpose of appointing directors.

104.     Appointment of Chairman

    The board may appoint a Non-Executive Director to be the chairman of the board, and may at any time remove him from that office. The chairman of the board or failing him a deputy chairman shall act as chairman at every meeting of the board. If at any meeting neither the chairman nor the deputy chairman is present within five minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

105.     Appointment of Deputy Chairman

    The board may appoint a Non-Executive Director to be the deputy chairman of the Board, and may at any time remove him from that office.

106.     Competence of Meetings

    A meeting of the board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions vested in or exercisable by the board.

107.     Voting

    Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

108.     Delegation to Committees

108.1
The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit, provided that the majority of persons on any committee or sub-committee must be directors. References in these articles to committees include sub-committees permitted under this article.

108.2
Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the board. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the board so far as the same are applicable and are not superseded by any regulations imposed by the board.

108.3
The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

109.     Participation in Meetings by Telephone

    All or any of the members of the board may participate in a meeting of the board by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to speak to and hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.

110.     Resolution in Writing

    A resolution in writing signed by all the directors who are at the relevant time entitled to receive notice of a meeting of the board and who would be entitled to vote on the resolution at a meeting of the board (if that number is sufficient to constitute a quorum) shall be as valid and effectual as a resolution passed at a meeting of the board properly called and constituted. The resolution may be contained in one document or in several documents in like form each signed by one or more of the directors concerned. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

111.     Validity of Acts of Board or Committee

    All acts done by the board or by any committee or by any person acting as a director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or person so acting or that they or any of them were disqualified from holding office or had vacated office or were not entitled to vote, be as valid as if each such member or person had been properly appointed and was qualified and had continued to be a director or member of the committee and had been entitled to vote.

Secretary

112.     Appointment and Removal of the Secretary

    Subject to the provisions of the Companies Acts, the secretary shall be appointed by the board for such term and upon such conditions as the board may think fit; and any secretary so appointed may be removed by the board.

Seals

113.     Use of Seals

    The board shall provide for the custody of every seal of the company. A seal shall only be used by the authority of the board or of a committee of the board authorised by the board in that behalf. Subject as otherwise provided in these articles, and to any resolution of the board or committee of the board dispensing with the requirement for counter-signature on any occasion, any instrument to which the common seal is applied shall be signed by at least one director and the secretary, or by at least two directors or by such other person or persons as the board may approve. Any instrument to which an official seal is applied need not, unless the board otherwise decides or the law otherwise requires, be signed by any person.

Dividends and Other Payments

114.     Declaration of Dividends by Company

    The company may by ordinary resolution from time to time declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board. Any agreement between any members and the company pursuant to which such members waive their rights to a dividend shall have effect notwithstanding these articles.

115.     Payment of Interim and Fixed Dividends by Board

    Subject to the provisions of the Companies Acts, the board may pay such interim dividends as appear to the board to be justified by the financial position of the company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the company, in the opinion of the board, justifies its payment. If the board acts in good faith, it shall not incur any liability to the holders of any shares for any loss they may suffer in consequence of the payment of an interim or fixed dividend on any other class of shares ranking pari passu with or after those shares.

116.     Calculation and Currency of Dividends

116.1
Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)
all dividends shall be declared and paid according to the amounts paid up on the share in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

(b)
all dividends shall be apportioned and paid pro rata according to the amounts paid up on the share during any portion or portions of the period in respect of which the dividend is paid; and

(c)
dividends may be declared or paid in any currency.

116.2
The board may decide the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

117.     Amounts Due on Shares may be Deducted from Dividends

    The board may deduct from any dividend or other moneys payable to a member by the company on or in respect of any shares all sums of money (if any) presently payable by him to the company on account of calls or otherwise in respect of shares of the company. Sums so deducted can be used to pay amounts owing to the company in respect of the shares.

118.     No Interest on Dividends

    Subject to the rights attaching to, or the terms of issue of, any shares, no dividend or other moneys payable by the company on or in respect of any share shall bear interest against the company.

119.     Payment Procedure

    Any dividend or other sum payable in cash by the company in respect of a share may be paid by cheque, warrant or similar financial instrument sent by post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the register in respect of the shares at his address as appearing in the register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every cheque, warrant or similar financial instrument shall, unless the holder or joint holders otherwise direct, be made payable to the holder or, in the case of joint holders, to the holder whose name stands first on the register in respect of the shares, and shall be sent at his or their risk and payment of the cheque, warrant or similar financial instrument by the financial institution on which it is drawn shall constitute a good discharge to the company. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable on or in respect of the shares held by them. Where a person is entitled by transmission to a share, any dividend or other sum payable by the company in respect of the share may be paid as if he were a holder of the share and his address noted in the register were his registered address and where two or more persons are so entitled, any one of them may give effectual receipts for any dividends or other moneys payable or property distributable on or in respect of the shares.

120.     Uncashed Dividends

    The company may cease to send any cheque, warrant or similar financial instrument through the post or to employ any other means of payment, for any dividend payable on any shares in the company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques, warrants or similar financial instruments have been returned undelivered or remain uncashed during or at the end of the period for which the same are valid or that means of payment has failed. In addition, the company may cease to send any cheque, warrant or similar financial instrument through the post or may cease to employ any other means of payment if, in respect of one dividend payable on those shares, the cheque, warrant or similar financial instrument has been returned undelivered or remains uncashed during or at the end of the period for which the same is valid or that means of payment has failed and reasonable enquiries have failed to establish any new address or account of the holder. Subject to the provisions of these articles, the company must recommence sending cheques, warrants or similar financial instruments or employing such other means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing.

121.     Forfeiture of Unclaimed Dividends

    All dividends or other sums payable on or in respect of any shares which remain unclaimed may be invested or otherwise made use of by the board for the benefit of the company until claimed. Any dividend or other sum unclaimed after a period of 12 years from the date when it was declared or became due for payment shall be forfeited and shall revert to the company unless the board decides otherwise and the payment by the board of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the company a trustee in respect of it.

122.     Dividends Not in Cash

    Any general meeting declaring a dividend may, upon the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, and where any difficulty arises in regard to the distribution the board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any assets or any part thereof to be distributed and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as may seem expedient to the board.

Capitalisation of Reserves

123.     Power to Capitalise Reserves and Funds

    The company may, upon the recommendation of the board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount standing to the credit of any reserve or fund (including the profit and loss account or retained earnings) at the relevant time whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the members or any class of members who would be entitled to it if it were distributed by way of dividend and in the same proportions, on the footing that it is applied either in or towards paying up the amounts unpaid at the relevant time on any shares in the company held by those members respectively or in paying up in full unissued shares, debentures or other obligations of the company to be allotted and distributed credited as fully paid up among those members, or partly in one way and partly in the other, but so that, for the purposes of this article: (i) a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the company; and (ii) where the amount capitalised is applied in paying up in full unissued shares, the company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly. The board may authorise any person to enter into an agreement with the company on behalf of the persons entitled to participate in the distribution and the agreement shall be binding on those persons.

Record Dates

124.     Power to Choose Any Record Date

    Notwithstanding any other provision of these articles, the company or the board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made. The power to fix any such record date shall include the power to fix a time on the chosen date.

Accounting Records and Summary Financial Statements

125.     Records to be Kept

    The board shall cause to be kept accounting records sufficient to show and explain the company's transactions, and such as to disclose with reasonable accuracy at any time the financial position of the company at that time, and which accord with the Companies Acts.

126.     Inspection of Records

    No member in his capacity as such shall have any right of inspecting any accounting record or book or document of the company except as conferred by law, ordered by a court of competent jurisdiction or authorised by the board or by ordinary resolution of the company, or by these articles.

127.     Information to the registered holders of New Ordinary Shares

127.1
Subject to article 127.2, the company shall make available to the registered holders of New Ordinary Shares the same information the company is required to provide to noteholders, and on the same timeframe and in the same form, under its reports to noteholders covenant in the New Indenture, whether or not that covenant continues to apply to the company.

127.2
Upon the fifth anniversary of the Effective Date, article 127.1 shall cease to have effect. From this date the company shall make available to the registered holders of New Ordinary Shares the same regular financial reporting information that a company would be required to provide, after a primary listing of its ordinary shares on the London Stock Exchange, to its shareholders under the regular financial reporting requirements of the London Stock Exchange, whether or not at any time such regular financial reporting requirements are applicable to the company.

128.     Summary Financial Statements

    The company may send summary financial statements to members of the company instead of copies of its full accounts and reports and for the purposes of this article sending includes using electronic communications and publication on a web site in accordance with the Companies Acts.

Annual audit and semi-annual investor calls

129.     Annual audit

    The company shall complete its annual audit within 120 days of the end of each fiscal year.

130.     Semi-annual investor calls

    The company shall hold semi-annual investor calls for its shareholders, unless the board considers such calls inappropriate at the time.

Service of Notices and Documents

131.     Service of Notices

131.1
Any notice or document (including a share certificate) may be served on or sent or delivered to any member by the company either personally or by sending it through the post addressed to the member at his registered address or by leaving it at that address addressed to the member or by means of a relevant system or, where appropriate, by sending it using electronic communications to an address notified by the member concerned to the company for that purpose or by publication on a web site in accordance with the Companies Acts or by any other means authorised in writing by the member concerned. In the case of joint holders of a share, service, sending or delivery of any notice or document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or sending or delivery to all the joint holders.

131.2
If on three consecutive occasions a notice to a member has been returned undelivered, such member shall not thereafter be entitled to receive notices from the company until he shall have communicated with the company and supplied to the company (or its agent) a new registered address, or a postal address within the United Kingdom for the service of notices, or shall have informed the company, in such manner as may be specified by the company, of an address for the service of notices by electronic communications. For these purposes, a notice sent by post shall be treated as returned undelivered if the notice is sent back to the company (or its agents), and a notice sent by electronic communications shall be treated as returned undelivered if the company (or its agents) receives notification that the notice was not delivered to the address to which it was sent.

132.     Record Date for Service

    Any notice or document may be served, sent or delivered by the company by reference to the register as it stands at any time not more than 15 days before the date of service, sending or delivery. No change in the register after that time shall invalidate that service, sending or delivery. Where any notice or document is served on or sent or delivered to any person in respect of a share in accordance with these articles, no person deriving any title or interest in that share shall be entitled to any further service, sending or delivery of that notice or document.

133.     Members Resident Abroad or on branch registers

133.1
Any member whose registered address is not within the United Kingdom and who gives to the company a postal address within the United Kingdom at which notices or documents may be served upon, or delivered to, him shall be entitled to have notices or documents served on or sent or delivered to him at that address. Any member whose registered address is not within the United Kingdom and who gives to the company an address for the purposes of electronic communications may, at the absolute discretion of the board, have notices or documents sent to him at that address.

  Otherwise, a member whose registered address is not within the United Kingdom shall not be entitled to receive any notice or document from the company.

133.2
For a member registered on a branch register, notices or documents can be posted or despatched in the United Kingdom or in the country where the branch register is kept.

134.     Service of Notice on Person Entitled by Transmission

    A person who is entitled by transmission to a share, upon supplying the company with a postal address within the United Kingdom for the service of notices shall be entitled to have served upon or delivered to him at such address any notice or document to which he would have been entitled if he were the holder of that share. A person who is entitled by transmission to a share, upon supplying the company with an address for the purposes of electronic communications for the service of notices may, at the absolute discretion of the board, have sent to him at such address any notice or document to which he would have been entitled if he were the holder of that share. In either case, such service, sending or delivery shall for all purposes be deemed a sufficient service, sending or delivery of such notice or document on all persons interested (whether jointly with or as claimants through or under him) in the share. Otherwise, any notice or other document served on or sent or delivered to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the company has notice of the death, bankruptcy or other event, be deemed to have been properly served, sent or delivered in respect of any share registered in the name of that member as sole or joint holder.

135.     When Notice Deemed Served

    Any notice or document, if sent by the company by post, shall be deemed to have been served or delivered on the day following that on which it was put in the post if first class post was used or 72 hours after it was posted if first class post was not used and, in proving service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, prepaid and put in the post. Any notice or document not sent by post but left by the company at a registered address or at an address (other than an address for the purposes of electronic communications) notified to the company in accordance with these articles by a person who is entitled by transmission to a share shall be deemed to have been served or delivered on the day it was so left. Any notice or document served or delivered by the company by means of a relevant system shall be deemed to have been served or delivered when the company or any sponsoring system-participant acting on its behalf sends the issuer-instruction relating to the notice or document. Any notice or document sent by the company using electronic communications shall be deemed to have been received on the day following that on which it was sent. A notice or document placed on the company's website or websites shall be deemed to have been received on the day following that on which a notice of availability was sent. Proof that a notice or document contained in an electronic communication was given or sent in accordance with current guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice or document was given or sent. Any notice or document served, sent or delivered by the company by any other means authorised in writing by the member concerned shall be deemed to have been served, received or delivered when the company has carried out the action it has been authorised to take for that purpose.

136.     Notice When Post Not Available

    If at any time by reason of the suspension or curtailment of postal services within the United Kingdom or some part of the United Kingdom or of the relevant electronic communication system the company is unable effectively to convene a general meeting by notice sent through the post or by electronic communications, notice of the general meeting may be given to members affected by the suspension or curtailment by a notice advertised in at least one newspaper with a national circulation. Notice published in this way shall be deemed to have been properly served on all affected members who are entitled to have notice of the meeting served upon them, on the day when the advertisement has appeared in at least one such paper. If at least six clear days prior to the meeting the sending of notices by post or by electronic communications has again become generally possible, the company shall send confirmatory copies of the notice by post or by electronic communications to the persons entitled to receive them.

Destruction of Documents

137.     Presumptions Where Documents Destroyed

    If the company destroys or deletes:

  (a)
  any share certificate which has been cancelled at any time after a period of one year has elapsed from the date of cancellation; or

  (b)
  any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address at any time after a period of two years has elapsed from the date the instruction or notification was recorded by the company; or

  (c)
  any instrument of transfer of shares which has been registered by the company at any time after a period of six years has elapsed from the date of registration; or

  (d)
  any other document on the basis of which any entry is made in the register at any time after a period of six years has elapsed from the date the entry was first made in the register in respect of it,

    and the company destroys or deletes the document or instruction in good faith and without express notice that its preservation was relevant to a claim, it shall be presumed irrebuttably in favour of the company that every share certificate so destroyed was a valid certificate and was properly cancelled, that every instrument of transfer so destroyed or deleted was a valid and effective instrument of transfer or instruction and was properly registered and that every other document so destroyed was a valid and effective document and that any particulars of it which are recorded in the books or records of the company were correctly recorded. Nothing contained in this article shall be construed as imposing upon the company any liability which, but for this article, would not exist or by reason only of the destruction of any document of the kind mentioned above before the relevant period mentioned in this article has elapsed or of the fact that any other condition precedent to its destruction mentioned above has not been fulfilled. References in this article to the destruction of any document include references to its disposal in any manner.

Winding Up

138.     Distribution of Assets Otherwise Than in Cash

    If the company commences liquidation, the liquidator may, with the sanction of an extraordinary resolution of the company and any other sanction required by the Companies Acts:

  (a)
  divide among the members (excluding any member holding shares as treasury shares or who has otherwise agreed with the company) in kind the whole or any part of the assets of the company (whether they shall consist of property of the same kind or not) and, for that purpose, set such values as he deems fair upon any property to be divided and determine how the division shall be carried out as between the members or different classes of members; or

  (b)
  vest the whole or any part of the assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit,

    but no member shall be compelled to accept any shares or other assets upon which there is any liability. Any agreement between any members and the company pursuant to which such members waive their rights to such a distribution shall have effect not withstanding these articles.

Indemnity

139.     Indemnity of Directors

    Subject to the provisions of the Companies Acts, the company may indemnify any director of the company or of any associated company against any liability and may purchase and maintain for any director of the company or of any associated company insurance against any liability.

Dispute Resolution

140.     Arbitration

140.1
Unless article 141 applies, all disputes:

(a)
between a shareholder in that shareholder's capacity as such and the company and/or its directors arising out of or in connection with these articles or otherwise; and/or

(b)
to the fullest extent permitted by law, between the company and any of its directors in their capacities as such or as employees of the company, including all claims made by or on behalf of the company against its directors; and/or

(c)
between a shareholder in that shareholder's capacity as such and the company's professional service providers; and/or

(d)
between the company and the company's professional service providers arising in connection with any claim within the scope of article 140.1(c),

    shall be exclusively and finally resolved under the Rules of Arbitration of the International Chamber of Commerce ("ICC") (the "ICC Rules"), as amended from time to time.

140.2
The tribunal shall consist of three arbitrators to be appointed in accordance with the ICC Rules.

140.3
The chairman of the tribunal must have at least 20 years' experience as a lawyer qualified to practise in a common law jurisdiction within the Commonwealth (as constituted on 1 January 2007) and each other arbitrator must have at least 20 years' experience as a qualified lawyer.

140.4
The place of arbitration shall be London, England.

140.5
The language of the arbitration shall be English.

140.6
These articles constitute a contract between the company and its shareholders and between the company's shareholders inter se. This article 140 (as supplemented from time to time by any agreement to a similar effect between the company and its directors or professional service providers) also contains or evidences an express submission to arbitration by each shareholder, the company, its directors and professional service providers and such submissions shall be treated as a written arbitration agreement under the Arbitration Act 1996 of England and Wales and article II of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958).

140.7
Each person to whom article 140 applies hereby waives, to the fullest extent permitted by law: (i) any right under the laws of any jurisdiction to apply to any court of law or other judicial authority to determine any preliminary point of law, and/or (ii) any right he or she may otherwise have under the laws of any jurisdiction to appeal or otherwise challenge the award, ruling or decision of the tribunal.

141.     Exclusive Jurisdiction

141.1
Article 140 shall apply to a dispute (which would otherwise be subject to article 140) in any jurisdiction if a court in that jurisdiction determines that article 140 is invalid or unenforceable in relation to that dispute in that jurisdiction.

141.2
For the purposes of article 141.1, "court" shall mean any court of competent jurisdiction or other competent authority including for the avoidance of doubt, a court or authority in any jurisdiction which is not a signatory to the New York Convention.

141.3
Any proceeding, suit or action:

(a)
between a shareholder in that shareholder's capacity as such and the company and/or its directors arising out of or in connection with these articles or otherwise; and/or

(b)
to the fullest extent permitted by law, between the company and any of its directors in their capacities as such or as employees of the company, including all claims made by or on behalf of the company against its directors; and/or

(c)
between a shareholder in that shareholder's capacity as such and the company's professional service providers; and/or

  (d)
  between the company and the company's professional service providers arising in connection with any claim within the scope of article 140.3(c), may only be brought in the courts of England and Wales.

141.4
Damages alone may not be an adequate remedy for any breach of article 141, so that in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

142.     General Dispute Resolution Provisions

142.1
For the purposes of articles 140 and 141, a "dispute" shall mean any dispute, controversy or claim, other than any dispute, controversy or claim relating to any failure or alleged failure by the company to pay all or part of a dividend which has been declared and which has fallen due for payment.

142.2
The governing law of these articles, including the submissions to arbitration and written arbitration agreement contained in or evidenced by article 140, is the substantive law of England.

142.3
The company shall be entitled to enforce articles 140 and 141 for its own benefit, and that of its directors, subsidiary undertakings and professional service providers.

142.4
References in articles 140 and 141 to:

(a)
"company" shall be read so as to include each and any of the company's subsidiary undertakings from time to time; and

(b)
"director" shall be read so as to include each and any director of the company from time to time in his or her capacity as such or as employee of the company and shall include any former director of the company; and

(c)
"professional service providers" shall be read so as to include the company's auditors, legal counsel, bankers, and any other similar professional service providers in their capacity as such from time to time but only if and to the extent such person has agreed with the company in writing to be bound by article 140 and/or 141 (or has otherwise agreed to submit disputes to arbitration and/or exclusive jurisdiction in a materially similar way).

Contents

1.	Exclusion of Table A	1
2.	Definitions	1
3.	Form of Resolution	4
4.	Protections for shareholders	4
5.	Authorised Share Capital	4
6.	Rights Attached to Shares	4
7.	Redeemable Shares	8
8.	Purchase of Own Shares	8
9.	Variation of Rights	9
10.	Pari Passu Issues	9
11.	Allotment Authority	9
12.	Trusts Not Recognised	9
13.	Right to Share Certificates	9
14.	Replacement of Share Certificates	10
15.	Execution of Share Certificates	10
16.	Company's Lien on Shares Not Fully Paid	10
17.	Enforcing Lien by Sale	10
18.	Application of Proceeds of Sale	10
19.	Calls	10
20.	Timing of Calls	11
21.	Liability of Joint Holders	11
22.	Interest Due on Non-Payment	11
23.	Sums Due on Allotment Treated as Calls	11
24.	Power to Differentiate	11
25.	Payment of Calls in Advance	11
26.	Notice if Call or Instalment Not Paid	11
27.	Form of Notice	11
28.	Forfeiture for Non-Compliance with Notice	12
29.	Notice after Forfeiture	12
30.	Sale of Forfeited Shares	12
31.	Arrears to be Paid Notwithstanding Forfeiture	12
32.	Statutory Declaration as to Forfeiture	12
33.	Transfer	12
34.	Execution of Transfer	12
35.	Rights to Decline Registration of Partly Paid Shares	13
36.	Other Rights to Decline Registration	13
37.	No Fee for Registration	13
38.	Transmission on Death	13
39.	Entry of Transmission in Register	13
40.	Election of Person Entitled by Transmission	13
41.	Rights of Person Entitled by Transmission	14
42.	Consolidation, Sub-Division and Cancellation	14
43.	Fractions	14
44.	Reduction of Capital	14
45.	Extraordinary General Meetings	14
46.	Annual General Meetings	14
47.	Convening of Extraordinary General Meetings	15
48.	Separate General Meetings	15
49.	Length of Notice	15
50.	Omission or Non-Receipt of Notice	15
51.	Postponement of General Meetings	15
52.	Quorum	15
53.	Procedure if Quorum Not Present	16
54.	Security Arrangements	16
55.	Chairman of General Meeting	16
56.	Orderly Conduct	16

57.	Entitlement to Attend and Speak	16
58.	Adjournments	16
59.	Notice of Adjournment	17
60.	Amendments to Resolutions	17
61.	Amendments Ruled Out of Order	17
62.	Votes of Members	17
63.	Method of Voting	17
64.	Procedure if Poll Demanded	18
65.	When Poll to be Taken	18
66.	Continuance of Other Business after Poll Demand	18
67.	Votes on a Poll	18
68.	Casting Vote of Chairman	18
69.	Votes of Joint Holders	18
70.	Voting on Behalf of Incapable Member	18
71.	No Right to Vote where Sums Overdue on Shares	19
72.	Objections or Errors in Voting	19
73.	Appointment of Proxies	19
74.	Receipt of Proxies	19
75.	Maximum Validity of Proxy	20
76.	Form of Proxy	20
77.	Cancellation of Proxy's Authority	20
78.	Number of Directors	20
79.	Age of Directors	21
80.	Directors' Shareholding Qualification	21
81.	Power of Company to Elect Directors	21
82.	Power of Board to Appoint Directors	21
83.	Power of Removal by the Company	21
84.	Persons Eligible as Directors	21
85.	Vacation of Office by Directors	21
86.	Alternate Directors	22
87.	Executive Directors	22
88.	Directors' Fees	23
89.	Additional Remuneration	23
90.	Expenses	23
91.	Pensions and Gratuities for Directors	23
92.	Permitted Interests and Voting	23
93.	General Powers of Company Vested in Board	26
94.	Borrowing Powers	26
95.	Agents	26
96.	Delegation to Individual Directors	26
97.	Official Seals	27
98.	Registers	27
99.	Provision for Employees	27
100.	Board Meetings	27
101.	Notice of Board Meetings	27
102.	Quorum	27
103.	Directors below Minimum through Vacancies	27
104.	Appointment of Chairman	27
105.	Appointment of Deputy Chairman	28
106.	Competence of Meetings	28
107.	Voting	28
108.	Delegation to Committees	28
109.	Participation in Meetings by Telephone	28
110.	Resolution in Writing	28
111.	Validity of Acts of Board or Committee	28
112.	Appointment and Removal of the Secretary	29
113.	Use of Seals	29
114.	Declaration of Dividends by Company	29
115.	Payment of Interim and Fixed Dividends by Board	29

116.	Calculation and Currency of Dividends	29
117.	Amounts Due on Shares may be Deducted from Dividends	29
118.	No Interest on Dividends	30
119.	Payment Procedure	30
120.	Uncashed Dividends	30
121.	Forfeiture of Unclaimed Dividends	30
122.	Dividends Not in Cash	30
123.	Power to Capitalise Reserves and Funds	31
124.	Power to Choose Any Record Date	31
125.	Records to be Kept	31
126.	Inspection of Records	31
127.	Information to the registered holders of New Ordinary Shares	31
128.	Summary Financial Statements	32
129.	Annual audit	32
130.	Semi-annual investor calls	32
131.	Service of Notices	32
132.	Record Date for Service	32
133.	Members Resident Abroad or on branch registers	32
134.	Service of Notice on Person Entitled by Transmission	33
135.	When Notice Deemed Served	33
136.	Notice When Post Not Available	33
137.	Presumptions Where Documents Destroyed	34
138.	Distribution of Assets Otherwise Than in Cash	34
139.	Indemnity of Directors	34
140.	Arbitration	35
141.	Exclusive Jurisdiction	35
142.	General Dispute Resolution Provisions	36

QuickLinks

NEW ARTICLES OF ASSOCIATION of LUXFER HOLDINGS PLC public limited company
Interpretation
Share Capital
Lien
Calls on Shares
Forfeiture of Shares
Transfer of Shares
Transmission of Shares
Alteration of Share Capital
General Meetings
Notice of General Meetings
Proceedings at General Meetings
Amendments
Voting
Proxies
Appointment, Retirement and Removal of Directors
Fees, Remuneration, Expenses and Pensions
Directors' Interests
Powers and Duties of the Board
Proceedings of the Board
Secretary
Seals
Dividends and Other Payments
Capitalisation of Reserves
Record Dates
Accounting Records and Summary Financial Statements
Annual audit and semi-annual investor calls
Service of Notices and Documents
Destruction of Documents
Winding Up
Indemnity
Dispute Resolution
Contents